EXHIBIT 99.1

LOOP INDUSTRIES PROVIDES BUSINESS UPDATE AND REPORTS THIRD QUARTER FINANCIAL RESULTS OF FISCAL YEAR 2022

INFINITE LOOP™ BÉCANCOUR: CAPITAL SPENDING INITIATED AND ENGINEERING DESIGN PROGRESSING IN LINE WITH CONSTRUCTION SCHEDULE

CEO DANIEL SOLOMITA TO HOLD CORPORATE UPDATE CALL AT 1:00 PM ET ON JANUARY 12, 2022

MONTREAL, QC/ACCESSWIRE/JANUARY 11, 2022 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company on a mission to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today provided an update on its activities and reported its consolidated financial results for the third quarter of fiscal year 2022.

Infinite Loop™ Québec: Site Preparation Work & Long-Lead Equipment Ordered

In November 2021, site preparation work was initiated for Loop’s flagship Canadian facility project in Bécancour, Québec, including building access roads, gravel pads, drainage and landscaping. This initial work has been completed and readies the site for subsequent construction phases.

Additionally, in December 2021, Loop signed a contract for long lead equipment for the Infinite Loop™ Québec facility. Timing for expected delivery of this equipment is in line with the facility’s target construction plan. The Company is focused on advancing customer contract negotiations for committed volume allocations for the Québec facility.

The Company believes the Infinite Loop™ Québec project is aligned with the Government of Canada’s “2030 zero plastic waste action plan”, which includes goals and initiatives such as:

•	requiring all plastic packaging in Canada contain at least 50 % recycled content by 2030;
•	working with provinces to implement and enforce an ambitious recycling target of 90% for plastic beverage containers;
•	introducing labelling rules that prohibit the use of the chasing-arrows symbol unless 80 % of Canada’s recycling facilities accept and have reliable end markets for these products.

To this end, Loop continues to collaborate with various levels of government and believes that its Infinite Loop™ Project in Bécancour could become important infrastructure in assisting Canada in meeting these objectives.

Infinite Loop™ Engineering Update

The engineering design of Infinite Loop™ manufacturing facilities is progressing on schedule with our partners at Chemtex Global and Worley. In Q3, we have entered into the feasibility study phase of the engineering design. This will allow us to obtain a more precise cost estimate. We are targeting completion at the end of calendar Q1 or start of calendar Q2. The Company has adopted a “design one, build many” engineering philosophy, which includes a modular facility construction design to allow the Company to replicate the Infinite Loop™ model across all projected facilities in North America, Europe and Asia.

Infinite Loop™ Europe

On September 10, 2020, we announced a strategic partnership with SUEZ GROUP (“Suez”), with the objective to build the first Infinite Loop™ manufacturing facility in Europe. With the combination of the Infinite Loop™ technology and the resource management expertise of Suez, this partnership seeks to meet the growing demand in Europe from global beverage and consumer goods brand companies for virgin quality PET resin made from 100% recycled content. The priorities for the Infinite Loop™ project in Europe are finalizing site selection in Normandy, France, together with feedstock sourcing, customer contracts and government support.

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Infinite Loop™ Asia

Asia remains the largest market opportunity for Loop Industries, as it is home to 60% of the world’s population, represents nearly 70% of the world’s PET consumption and is the center of global polyester fiber manufacturing. Loop and its strategic partner, SK geo centric, signed a memorandum of understanding (“MOU”) for exclusivity to commercialize Loop’s technology across Asia through a Joint Venture. The JV partners plan to build a minimum of 4 facilities by 2030, the first of which will be located in Ulsan, South Korea. Loop and SK geo centric continue to work in tandem on advancing this important Asia Joint Venture.

CEO Comment

Daniel Solomita, Founder and CEO of Loop Industries, commented on these recent updates, saying: “I am very proud of all Loop has accomplished in 2021. From our joint venture partnership with SK geo centric to the announcement of evian bottles made from 100% recycled Loop™ PET and the beginning of site preparation work in Bécancour, Québec, we have remained steadfast in the pursuit of our commercialization objectives. We expect 2022 to be an equally transformational year, focused on accelerating the commercial development of our technology, cementing partnerships with CPG brand clients through commercial product launches across different markets throughout the year and securing multi year offtake commitments for Infinite Loop™ production facilities.”

Corporate Update Call

Daniel Solomita, Chief Executive Officer of Loop Industries, will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below.

Date: Wednesday January 12, 2022

Time: 1:00 p.m. Eastern Time

Participant joining details (by Telephone):

Canada dial-in number (Toll Free): 1 833 950 0062
Canada dial-in number (Local): 1 226 828 7575
Czech Republic (Local): 420 22 888 5405
France (Local): 33 8056 20 704
Germany (Local): 49 3222 185 1870
Hong Kong (Local): 852 580 36 418
Italy (Local): 39 069 450 0327
Netherlands (Local): 31 852 081 999
Singapore (Local): 65 315 80 255
Taiwan (Local): 886 22 656 5403
Malaysia (Local): 60 330 995 569
United States: 1 844 200 6205
United States (Local): 1 646 904 5544
All other locations: +1 929 526 1599
Access code: 990253
Press *1 to ask a question, *2 to withdraw your question, or *0 for operator assistance.

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Accessing the telephone replay

A recording will be available until Thursday, January 20, 2022

UK (Local): 0204 525 0658
US (Local): 1 929 458 6194
US Toll Free: 1 866 813 9403
Canada: 1 226 828 7578
All other locations: +44 204 525 0658
Access Code: 827454

Results of Operations

The following table summarizes our operating results for the three-month periods ended November 30, 2021 and 2020, in U.S. Dollars.

	Three months ended November 30,
	2021	2020	Change
Revenues	$-	$-	$-

Expenses
Research and development
Stock-based compensation	362,435	350,393	12,042
External engineering	1,585,512	2,224,910	(639,398)
Employee compensation	1,424,330	864,041	560,289
Machinery and equipment expenditures	2,599,758	2,325,540	274,218
Plant and laboratory operating expenses	665,893	515,395	150,498
Other	197,376	(5,996)	203,372
Total research and development	6,835,304	6,274,283	561,021

General and administrative
Stock-based compensation	279,574	546,601	(267,027)
Professional fees	650,164	1,164,004	(513,840)
Employee compensation	748,668	399,288	349,380
Insurance	1,193,554	480,013	713,541
Other	219,295	134,110	85,185
Total general and administrative	3,091,255	2,724,016	367,239

Write-down and impairment of property, plant and equipment	-	5,034,606	(5,034,606)
Depreciation and amortization	135,035	104,307	30,728
Interest and other financial expenses	49,655	(41,855)	91,510
Interest income	(23,654)	(20,008)	(3,646)
Foreign exchange loss (gain)	10,648	95,644	(84,996)
Total expenses	10,098,243	14,170,993	(4,072,750)
Net loss	$(10,098,243)	$(14,170,993)	$4,072,750

Third Quarter Ended November 30, 2021

The net loss for the three-month period ended November 30, 2021 decreased $4.07 million to $10.10 million, as compared to the net loss for the three-month period ended November 30, 2020 which was $14.17 million. The decrease is primarily due to lower write-down and impairment of property, plant and equipment (“PP&E”) expenses of $5.03 million, offset by increased research and development expenses of $0.56 million and increased general and administrative expenses of $0.37 million.

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The $5.03 million decrease in write-down and impairment of PP&E is related to the decision in the third quarter of fiscal 2021 to dedicate the Terrebonne Facility to brand activation, initial customer volumes and Infinite Loop™ demonstration, research and development activities. Although the machinery and equipment will continue to be utilized at the Terrebonne Facility as it is an integral part of supporting the commercialization of our technology, application of ASC 730, Research and Development Costs requires machinery and equipment assets to be written off and all future costs associated with the Terrebonne Facility to be recognized as a research and development expense in the consolidated statements of operations and comprehensive loss.

The $0.56 million increase in research and development for the three-month period ended November 30, 2021 was primarily attributable to the following:

•	$0.56 million increase in employee compensation expenses related to increased headcount to support the Company’s commercialization efforts;
•	$0.27 million increase in purchases of research and development machinery and equipment at the Company’s small-scale production plant; and
•	$0.15 million increase in plant and laboratory operating expenses.

These increases were partially offset by a $0.64 million decrease in external engineering expenses as a larger proportion of ongoing design work for our Infinite Loop™ manufacturing process was performed by our in-house engineering team before the start of the feasibility study phase of the engineering design by external engineering.

The $0.37 million increase in general and administrative expenses for the three-month period ended November 30, 2021 was primarily attributable to the following:

•	$0.71 million increase in insurance expenses mainly due to directors and officers (“D&O”) insurance upon extension of the Company’s policy; and
•	$0.35 million increase in employee compensation expenses.

Nine Months Ended November 30, 2021

The following table summarizes our operating results for the nine-month periods ended November 30, 2021 and 2020, in U.S. Dollars.

	Nine months ended November 30,
	2021	2020	Change
Revenues	$-	$-	$-

Expenses
Research and development
Stock-based compensation	1,152,506	1,054,682	97,824
External engineering	5,040,342	3,241,959	1,798,383
Employee compensation	4,213,075	2,039,469	2,173,606
Machinery and equipment expenditures	7,707,882	2,325,540	5,382,342
Plant and laboratory operating expenses	2,064,403	1,385,892	678,511
Other	579,729	456,551	123,178
Total research and development	20,757,937	10,504,093	10,253,844

General and administrative
Stock-based compensation	209,236	1,720,067	(1,510,831)
Professional fees	3,138,611	1,806,134	1,332,477
Employee compensation	2,148,533	1,371,147	777,386
Insurance	3,121,353	1,455,954	1,665,399
Other	750,319	373,037	377,282
Total general and administrative	9,368,052	6,726,339	2,641,713

Write-down and impairment of property, plant and equipment	-	5,043,120	(5,043,120)
Depreciation and amortization	407,806	654,354	(246,548)
Interest and other financial expenses	113,344	26,016	87,328
Interest income	(41,828)	(78,394)	36,566
Foreign exchange loss	42,712	275,903	(233,191)
Total expenses	30,648,023	23,151,431	7,496,592
Net loss	$(30,648,023)	$(23,151,431)	$(7,496,592)

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The net loss for the nine-month period ended November 30, 2021 increased $7.50 million to $30.65 million, as compared to the net loss for the nine-month period ended November 30, 2020 which was $23.15 million. The increase is primarily due to increased research and development expenses of $10.25 million and increased general and administrative expenses of $2.64 million, offset by lower write-down and impairment of property, plant and equipment (“PP&E”) expenses of $5.04 million, lower depreciation and amortization expenses of $0.25 million and a decrease in foreign exchange loss of $0.23 million.

The $10.25 million increase in research and development for the nine-month period ended November 30, 2021 was primarily attributable to the following:

•	$5.38 million increase in purchases of research and development machinery and equipment. Starting in Q3 of fiscal 2021, the Company expensed research and development machinery and equipment in accordance with ASC 730, Research and Development Costs, and no longer capitalized these costs. The timing of this accounting treatment is related to management’s decision to dedicate the Terrebonne Facility to brand activation, initial customer volumes and Infinite Loop™ demonstration, research and development activities;
•	$2.17 million increase in employee compensation expenses related to increased headcount to support the Company’s commercialization efforts;
•	$1.80 million increase in external engineering expenses for ongoing design work for our Infinite Loop™ manufacturing process; and
•	$0.68 million increase in plant and laboratory operating expenses.

The $2.64 million increase in general and administrative expenses for the nine-month period ended November 30, 2021 was primarily attributable to the following:

•	$1.67 million increase in insurance expenses mainly due to directors and officers (“D&O”) insurance upon extension of the Company’s policy;
•	$1.33 million increase in expenses for legal and professional fees due to costs principally associated with the SEC investigation and class action suits described in “Part II, Item 1. Legal Proceedings”; and
•	$0.78 million increase in employee compensation expenses.

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Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended November 30		Nine Months Ended November 30
	2021	2020	2021	2020

Revenue	$-	$-	$-	$-

Expenses
Research and development	6,835,304	6,274,283	20,757,937	10,504,093
General and administrative	3,091,255	2,724,016	9,368,052	6,726,339
Write-down and impairment of property, plant and equipment	-	5,034,606	-	5,043,120
Depreciation and amortization	135,035	104,307	407,806	654,354
Interest expense and other financial (income) expenses	49,655	(41,855)	113,344	26,016
Interest income	(23,654)	(20,008)	(41,828)	(78,394)
Foreign exchange loss (gain)	10,648	95,644	42,712	275,903
Total expenses	10,098,243	14,170,993	30,648,023	23,151,431

Net Loss	(10,098,243)	(14,170,993)	(30,648,023)	(23,151,431)

Other comprehensive income (loss)
Foreign currency translation adjustment	(13,473)	66,170	(160,371)	298,570
Comprehensive loss	$(10,111,716)	$(14,104,823)	$(30,808,394)	$(22,852,861)

Loss per share
Basic and Diluted	$(0.21)	$(0.34)	$(0.69)	$(0.57)

Weighted average common shares outstanding
Basic and Diluted	47,264,646	41,715,806	44,600,557	40,515,885

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Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	November 30, 2021	February 28, 2021

Assets
Current assets
Cash and cash equivalents	$54,860,046	$35,221,951
Sales tax, tax credits and other receivables	825,384	1,763,835
Prepaid expenses and deposits	1,989,970	609,782
Assets held for sale	3,364,374	-
Total current assets	61,039,774	37,595,568
Investment in joint venture	1,500,000	1,500,000
Property, plant and equipment, net	5,540,679	3,513,051
Intangible assets, net	1,081,447	794,894
Total assets	$69,161,900	$43,403,513

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$5,422,386	$8,124,865
Current portion of long-term debt	889,228	938,116
Total current liabilities	6,311,614	9,062,981
Long-term debt	3,315,345	1,516,008
Total liabilities	9,626,959	10,578,989

Stockholders’ Equity
Series A Preferred stock par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	-	-
Common stock par value $0.0001: 250,000,000 shares authorized; 47,388,056 shares issued and outstanding (February 28, 2021 – 42,413,691)	4,740	4,242
Additional paid-in capital	149,734,659	113,662,677
Additional paid-in capital – Warrants	30,272,496	8,826,165
Accumulated deficit	(120,309,993)	(89,661,970)
Accumulated other comprehensive loss	(166,961)	(6,590)
Total stockholders’ equity	59,534,941	32,824,524
Total liabilities and stockholders’ equity	$69,161,900	$43,403,513

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Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended November 30,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(30,648,023)	$(23,151,431)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	407,806	654,354
Stock-based compensation expense	1,361,744	2,774,749
Write-down and impairment of property, plant and equipment	-	5,043,120
Accretion and accrued interest expense	82,393	56,259
Loss (gain) on revaluation of foreign exchange contracts	-	(58,945)
Changes in operating assets and liabilities:
Sales tax and tax credits receivable	948,328	(477,855)
Prepaid expenses	(1,394,272)	(1,075,291)
Accounts payable and accrued liabilities	(3,587,932)	1,690,789
Net cash used in operating activities	(32,829,956)	(14,544,251)

Cash Flows from Investing Activities
Investment in joint venture	-	(650,000)
Additions to property, plant and equipment	(5,022,255)	(1,580,795)
Additions to intangible assets	(348,017)	(155,798)
Net cash used in investing activities	(5,370,272)	(2,386,593)

Cash Flows from Financing Activities
Proceeds from sale of common shares and warrants, and exercise of warrants, net of share issuance costs	56,087,746	26,649,253
Proceeds from issuance of long-term debt	1,868,954	-
Repayment of long-term debt	(41,041)	(32,781)
Net cash (used) provided by financing activities	57,915,659	26,616,472

Effect of exchange rate changes	(77,336)	210,516
Net increase (decrease) in cash	19,638,095	9,896,144
Cash, beginning of period	35,221,951	33,717,671
Cash, end of period	$54,860,046	$43,613,815

Supplemental Disclosure of Cash Flow Information:
Income tax paid	$-	$-
Interest paid	$30,506	$28,613
Interest received	$23,654	$78,394

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

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Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of Loop’s technology and products, (ii) Loop’s status of relationship with partners, (iii) development and protection of Loop’s intellectual property and products, (iv) industry competition, (v) Loop’s need for and ability to obtain additional funding, (vi) building Loop’s manufacturing facility, (vii) Loop’s ability to scale, manufacture and sell its products in order to generate revenues, (viii) Loop’s proposed business model and its ability to execute thereon, (ix) adverse effects on Loop’s business and operations as a result of increased regulatory, media or financial reporting scrutiny and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of a novel strain of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of Loop’s employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, (xi) the outcome of the current SEC investigation or recent class action litigation filed against Loop, (xii) Loop’s ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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For More Information:

Media Inquiries:

Stephanie Corrente, Director Marketing & Communications
Loop Industries, Inc.
+1 (450) 951-8555
scorrente@loopindustries.com

Investor Relations:

Kevin C. O’Dowd, Vice-President Communications & Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

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